UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2007

National Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19136	58-1922764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4925 GREENVILLE AVENUE DALLAS, TEXAS	75206
(Address of principal executive offices)	(Zip Code)

(214) 692-9211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 12, 2007, National Energy Group, Inc., a Delaware corporation (the “Company”), issued a press release announcing that the Company’s Board of Directors has determined, in its best business judgment after consideration of all strategic options available to the Company, that it is in the best interests of the Company’s shareholders to liquidate all of the Company’s assets and to dissolve the Company. The Company’s Board of Directors approved the dissolution of the Company and the Plan of Complete Dissolution and Liquidation, subject to required shareholder approval.

A copy of the press release is filed as Exhibit 99.1 to this Current Report and will be published on the Company's website at www.negx.com.

The Company intends to hold a special meeting of the Company’s shareholders (the “Meeting”) to seek approval of the Plan and the dissolution of the Company. The Company will announce the timing of the Meeting and set a record date for the shares entitled to vote at the Meeting after the Securities and Exchange Commission has completed its review of the related proxy materials that the Company intends to file in the near future.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number		Description
99.1	—	Press release dated November 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.

Date: November 12, 2007	By: /s/ Bob G. Alexander Name: Bob G. Alexander Title: President and Chief Executive Officer

Index to Exhibits

Exhibit Number		Description
99.1	—	Press release dated November 12, 2007.